EXHIBIT 10.3

Date: February 5, 2007

Loan Contract

Between

All Borrowers listed on Appendix 1 hereto (“Borrowers”)

And

Pan Dangyu (“Lender”)

This Contract is entered into on February 5, 2007 by and among:

(1)	All Borrowers listed on Appendix 1 hereto (“Borrowers” ); and

(2)	Pan Dangyu, (“Lender”).

Whereas:

(1)
Hong Kong Highpower Technology Company Limited (“HK Highpower”) is a company of limited liability registered and incorporated under the laws of Hong Kong. On the date hereof, the authorized share capital of HK Highpower is HK$500,000 divided into 500,000 ordinary shares of HK$1 each, of which, the issued share capital is HK$500,000 divided into 500,000 ordinary shares of HK$1 each;

(2)
The Lender and other existing shareholders of HK Highpower intend to launch reverse merger with an OTCBB-listed American company. To motivate the employees of HK Highpower (i.e. the Borrowers) to keep on making contributions to HK Highpower, the Lender and other shareholders, i.e. Li Wengliang and Ma Wenwei (“Transferor”) are willing to transfer a number of the shares of HK Highpower to the Borrowers at the price of HK$80.00 per share;

(3)
To complete the transfer of shares, the Lender is willing to provide the Borrowers with a total loan of six million Hong Kong Dollars (HK$6,000,000,00) as prescribed herein (as per the amount of loan for each Borrower as listed in Appendix 1 hereto and the provisions on the transfer of shares specified in Appendix 2 hereto). NOW THEREFORE, the parties have entered into this Contract as below:

1.	Definitions and Interpretation

1.01 Unless otherwise stipulated in the context hereof, the following terms shall have the following meanings:

“Loan Amount” means six million Hong Kong Dollars (HK$6,000,000,00) of loan provided by the Lender for the Borrowers under Article 2 hereof or the loan amount for each Borrower as listed in Appendix 1 hereto;

“Events of Breach” means any event listed in Article 8.01 hereof;

“China” means the People’s Republic of China (excluding Hong Kong);

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China;

“Disposal” includes any sale, transfer, donation, exchange, reduction, leasing out, waiver of leasing, license, preservation, abandonment, compromise, cancellation of mortgage, setup of mortgage, or transaction after giving any option or right or interest, or any agreement relating to any one of the above. The concept of “making disposal” shall be interpreted accordingly;

“Debts” includes any obligation of paying or repaying the loan (whether present or future, actual or contingent debts, or the repayment obligation born in the capacity of debtor);

“Laws” include common law or customary law and Constitution, treaty, convention, decree, law, verdict, regulations, temporary regulations and rules, judgment, detailed rules for implementation, orders, award, rules and regulations with legal effect, civil law and equity law rules. “Legal” and “illegal” shall also be interpreted accordingly;

“Hong Kong Dollars” and “HK$” mean the legal currency of Hong Kong that is in current circulation or will be issued at any time in the future;

“American Company” means the OTCBB-listed American company that is the object of the reverse merger contemplated by the Lender and other HK Highpower shareholders through the transfer of HK Highpower shares;

“Shenzhen Highpower” means Shenzhen Highpower Technology Company Limited, a company wholly owned by HK Highpower and registered under the laws of China.

1.02  Unless otherwise described in the context, the following term used herein shall have the following meanings:

This “Contract” or any other agreement mentioned herein includes any revision, supplementation or update made to this Contract and such other agreements from time to time;

1.03 Headings are for convenience only and should be disregarded in the interpretation hereof. Unless otherwise indicated, the conditions and appendixes mentioned herein mean the conditions hereof and appendixes hereto.

1.04 A written law includes any revision thereof that will not increase the responsibilities of the parties to this Contract hereunder;

1.05 Unless otherwise stipulated, time means Hong Kong time.

1.06 The signatories mentioned herein shall include (when appropriate) their respective inheritors or transferees (whether or not created due to any merger).

2.	Loan

Subject to the terms and conditions hereof and the representations, warranties and covenants made by the Borrowers herein, the Lender agrees to provide a loan for the Borrowers as set forth in Appendix 1 hereof, which amounts to a total of six million Hong Kong Dollars (HK$6,000,000.00), while the Borrowers agree to accept the loan as per the terms and conditions hereof and fulfill their obligations and responsibilities stipulated hereunder.

3.	Purpose of Loan

The Borrowers hereby guarantee and undertake to the Lender that the entire loan will be used toward the purchase of the shares of HK Highpower as set forth in Appendix 2 hereto; the Borrowers agree that the Lender can pay the loan amount directly to the transferor.

4.	Interest

The loan does not bear any interest. The Borrowers shall not pay any interest on the loan.

5.	Repayment

5.01 The Borrowers undertake to repay the loan to the Lender:

(a)	Within one month after expiration or termination of the labor contract between the Borrowers and HK Highpower;

(b)	When any Event of Breach takes place; and

(c)	Before the Borrowers transfer all or part of the shares of HK Highpower or the American company.

5.02 The Borrowers can also repay the loan, in part or in whole, to the Lender ahead of schedule at any time they see fit, provided that the other covenants (especially those in Article 6 hereof) made by the Borrowers herein shall remain valid and applicable.

5.03 The Borrowers can repay the loan to the Lender in cash or by transferring to the Lender the shares of HK Highpower or the American Company in their possession that are of same amount in value as the loan amount.

6.	Covenants of the Borrowers

6.01 The Borrowers hereby undertake to the Lender as follows:

(a)	Continued Implementation of Labor Contract

The Borrowers undertake to continue to fulfill the responsibilities under the labor contract they have signed with Shenzhen Highpower and to serve Shenzhen Highpower for a minimum number of years as indicated in Appendix 3 hereto. The minimum number of years of service shall start on the day the loan takes effect.

If the above-mentioned labor contract is terminated by the Borrowers or Shenzhen Highpower, the Borrowers undertake to repay the loan to the Lender in cash or by transferring to the Lender the shares of HK Highpower or the American Company in their possession that are of same amount in value as the loan amount (including the dividends accumulated and not yet distributed since the date of their purchase of the shares of HK Highpower). The Borrowers agree that the Lender can, at that time, use the part of loan still owed by the Borrowers to set off the price first and then pay off the balance.

(b)	Assistance Given to HK Highpower in the Reverse Merger

For the purpose of completing the reverse merger with the American Company by HK Highpower, the Borrowers agree and undertake to transfer the shares of HK Highpower in their possession to the American Company pursuant to the provisions concluded by the Lender and the American Company for exchange of the shares of the American Company, to sign all relevant acquisition agreements and to transfer documents in a timely manner.

(c)	Lock-in Period

Except for the exchange and transfer related to the American Company mentioned in above Article 6.1 (b), the Borrowers undertake not to transfer, donate, use as debts setoff, abandon or otherwise dispose of all or part of the shares of HK Highpower during the lock-in period. For the Borrowers, the locked-in period prescribed herein is from the date this Contract is executed until their repayment of the entire loan to the Lender and fulfill the minimum number of years of service for Shenzhen Highpower as specified in Appendix 3 hereto.

(d)	Preemptive Right

The Borrowers undertake that if they transfer, donate, use as debts setoff, abandon or otherwise dispose of all or part of the shares of HK Highpower or the American Company in their possession after the expiration of the locked-in period specified in Article 6.01 (c), the Lender shall enjoy preemptive right to buy such shares from the Borrowers under the same conditions.

The Borrowers undertake to send the Lender a written notice about their intention to transfer, donate, use as debts setoff, abandon or otherwise dispose of all or part of the shares of HK Highpower or the American Company in their possession. The Lender can exercise his preemptive right within seven days after receipt of the notice, during which period the Borrowers shall not make transfer or agree to transfer to any third party.

(e)	Right to Dividends

The Borrowers agree that, while they still owe the Lender any loan, the Lender will receive on their behalf all the dividends and assets distributed to them by HK Highpower and the American Company and are vested with full power to use such dividends and assets against repayment of the loan and debts owed by the Borrowers to the Lender. The Borrowers undertake to sign all necessary documents and to take all necessary actions as reasonably required by the Lender so as to enable the Lender to directly collect related dividends and assets prescribed herein.

(f)	Voting Right

The Borrowers hereby irrevocably and unconditionally vest the Lender with the voting right of the shares of HK Highpower in their possession and undertake to vest him with the voting right of the shares of the American Company that they will have in the future for actual and unlimited exercise, as if the Lender were the holder of the shares of HK Highpower or the American Company and enjoyed all the powers, rights and interests relating to the exercise of voting right. The Borrowers undertake to sign all necessary documents and take all necessary actions as reasonably required by the Lender to authorize the Lender to exercise the voting right on behalf of the Borrowers as prescribed herein.

7.	Representations and Warranties

7.01 The Borrowers represent and warrant that they will comply with the articles of association, the bylaws and assume other responsibilities relating to their shareholder status of HK Highpower and the American Company.

7.02 The Borrowers understand that the Lender has entered into this Contract based on his trust in and reliance on the representations and warranties contained herein.

8.	Events of Breach

8.01 Any of the following events shall constitute an Event of Breach:

(a)	Ownership

The Borrowers have transferred donated, use as debts setoff, abandoned or otherwise disposed of all or any part of the shares of HK Highpower or the American Company in their possession or the right to dividends or actual interests associated therewith without obtaining the prior written consent of Lender, unless prescribed herein.

(b)	Breach of Contract

The Borrowers have violated any covenant, any other obligations or responsibility hereunder.

(c)	Material Adverse Changes

The Lender has reasonable basis to believe that there is material adverse changes in the business operation and financial position of the Borrowers.

(d)	Potential Event of Breach

Any other event or circumstance that may become an Event of Breach because the Lender sends a notice, the Lender determines there is material adverse impact, or the grace period for rectification has expired.

8.02Indemnification

In addition to repayment of loan under Article 5.01, the Borrowers shall also indemnify the Lender for any expenses, losses, costs (including attorney fees and other legal expenses), liabilities or indemnities (including loss in interest difference) caused as a result of occurrence or the continued existence of any actual or potential Event of Breach.

9.	Transfer

9.01 Interests and Responsibilities

This Contract shall secure the interests of any successor or transferee and they shall be bound by this Contract. The signatories mentioned herein include the relating successors and transferees.

9.02 Borrowers

The Borrowers shall not transfer any of their rights and obligations hereunder.

9.03 Lender

The Lender may transfer all or part of his rights, interests or responsibilities hereunder to any third party at any time without obtaining the consent of the Borrowers. The transferee shall be deemed as a contracting party hereto and, as such, enjoy the same interests and bear the same responsibilities as those of the Lender provided hereunder.

9.04 Transfer

If required by the Lender, the Borrowers shall sign an agreement with the Lender and his transferee to transfer all or part of the rights, interests and responsibilities of the Lender hereunder. From the date said agreement is signed, the Borrowers shall relieve the Lender of his responsibilities transferred in part or in whole and shall seek from the transferee for performing relevant responsibilities.

9.05 Third Party

Subject to Article 9.02, the Borrowers agree that the Lender may allow any third party at any time to get involved or take part in this Contract in any form to share and assume the Lender’s rights, interests and responsibilities hereunder.

9.06 Disclosure of Information

The Lender may, at any time, provide any third party who has the potential to become a transferee, inheritor or participant with the data regarding the amount of the loan, the financial position of the Borrowers, the business status and assets, the content of this Contract and other credit files, relevant transactions and the loan conditions.

10.	Revision, Waiver and Compensation

Any revision or waiver of any provision hereof and any waiver statement made due to any breach hereunder are not valid until they are signed in written form by the authorized representatives of the signatories.

11.	Notices and Communications

11.01 Address or Fax Number

Unless otherwise stipulated, any notice, demand or other communication given to the Borrowers or the Lender hereunder shall be in written form and be sent via courier or mail, postage prepaid, to the address listed in Appendix 4 hereto (or to other address or fax number upon a specific three-day written prior notice to the recipient).

11.02 Service of Communication

Any notice, demand or other communication given to the Borrowers shall be deemed effectively given: (a) by courier; (b) three days after being sent by mail, subject to evidence showing that said notice, demand or other communications have been sent to the correct address postage prepaid; (c) when sent by fax (proven by complete record of transmission). But, any notice, demand or other communication sent by the Borrowers to the Lender shall be deemed effectively given only after they are actually received by the Lender.

12.	Certificate of Liabilities

The authorized employee of the Lender will sign a written certificate within the designated time limit concerning the liabilities of the Borrowers in this Contract and other credit files, which shall be absolutely binding upon the Borrowers (including use during legal procedures) and against which the Borrowers shall not raise any objections (except for any manifest errors contained herein).

13.	Entire Contract

The related documents described herein constitute the entire obligations of the Lender and the Borrowers and supersede any previous expressions of intent and understanding in respect of the transaction contemplated herein.

14.	Severability and Conflict

In accordance with the applicable laws, if any provision hereof is illegal, invalid or unenforceable or being declared as illegal, invalid or unenforceable by a court or arbitral tribunal, such provision shall be deleted from this Contract as far as possible within the scope allowed by the applicable laws so that the legality, validity and enforceability of other provisions hereof will not be prejudiced. After the deletion, all of the remaining provisions shall remain valid.

15.	Governing Laws and Jurisdiction

15.01 Jurisdiction

This Contract and the rights and obligations of the parties hereto are governed by and interpreted in accordance with the laws of Hong Kong. The Borrowers agree that any and all law suits or proceedings arising from this Contract or in connection therewith shall be handled by a Hong Kong court. The Borrowers irrevocably agree to and accept the nonexclusive jurisdiction of Hong Kong courts over any legal actions or proceedings which arise from themselves or their properties; however,, the Borrowers agree that the Lender may file a law suit with the court where the Borrowers are located, which also has jurisdiction over this Contract.

15.02 Non-exclusivity of Lawsuits

This Contract shall not restrict the Lender from initiating any law suits or proceedings against the Borrowers or their property in other national or regional courts with jurisdiction, nor shall it restrict any process of service allowed by the applicable laws. Lender’s initiating or carrying out a lawsuit in one or more than one national or regional court with jurisdiction does not exclude an action being brought with another national or regional court, whether or not the two are simultaneous.

15.03 Acceptance of Judgment

For law suit arising from this Contract or in connection therewith, the Borrowers hereby irrevocably and unconditionally waive any objection in this regard if they choose to initiate law suit in Hong Kong now or in the future.. The Borrowers also agree that the final judgment from such law suit has conclusive effect and can be enforced in other countries or regions with jurisdiction. The authenticated counterpart of the judgment shall be deemed as the final evidence of the facts and amounts of the debts.

16.	Agent

The Borrowers hereby irrevocably appoint Mr. Chen Jinfu (address: Room 2105, 21st/F, Langham Office Tower, 8 Argyle Street, Mong Kok, Hong Kong) as their agent to collect and acknowledge any writ, subpoena, judgment or other notices in Hong Kong on their behalf. If for any reason, said agent (or his successor) refuses to act or no longer acts as the agent of the Borrowers for purpose hereof, the Borrowers shall immediately appoint a succeeding agent that is satisfactory to the Lender, notify the Lender of the new appointment, and send the Lender a copy of the power of attorney which authorizes the new agent to accept documents from the legal proceedings. However, prior to receipt of such notice, the Lender has the right to deem the above agent (or his successor) as the agent of the Borrowers for the purpose of this clause. The Borrowers agree that any document of the above legal proceedings shall be deemed to be sufficiently delivered if it is sent to the service agent to his address then in Hong Kong, whether or not the service agent forwards the document to the Borrowers.

Appendix 1
List of Borrowers

Borrowers	Loan Amount (HKD)	Loan Amount Transferee
QIU Yuzhi	948,000	LI Wenliang
XIAO Wenjia	720,000	LI Wenliang
ZhONG Cheng	140,000	LI Wenliang
GONG Haiguan	64,000	LI Wenliang
WANG Yuanfei	64,000	LI Wenliang
ChEN Dong	64,000	LI Wenliang
QIU Yu	240,000	MA Wenwei
LIU Wenxin	200,000	MA Wenwei
KONG Lingkun	400,000	MA Wenwei
LIAO Xingqun	200,000	MA Wenwei
WEN Heng	200,000	MA Wenwei
GUO Yujie	200,000	MA Wenwei
SU Yangxiang	40,000	MA Wenwei
HAN Xiaohui	40,000	MA Wenwei
ZHANG Dehui	200,000	MA Wenwei
GAN Yongzhong	140,000	MA Wenwei
ZHUO Dagao	76,000	MA Wenwei
PU Lixiang	140,000	MA Wenwei
HUANG Renhua	60,000	MA Wenwei
GUO Yongqiang	60,000	MA Wenwei
PAN Xiaoling	400,000	MA Wenwei
TANG Dongfang	400,000	MA Wenwei
YIN Zhouhao	400,000	MA Wenwei
LI Xiangli	200,000	MA Wenwei
WU Yue	64,000	MA Wenwei
CHEN Jiang	140,000	MA Wenwei
TANG Suiming	200,000	MA Wenwei
Total	6,000,000

Appendix 2
Share Transfer of HK Highpower

Borrower	Transferor	Shares Transferred by HK Highpower
QIU Yuzhi	LI Wenliang	11,850
XIAO Wenjia	LI Wenliang	9,000
ZhONG Cheng	LI Wenliang	1,750
GONG Haiguan	LI Wenliang	800
WANG Yuanfei	LI Wenliang	800
ChEN Dong	LI Wenliang	800
QIU Yu	MA Wenwei	3,000
LIU Wenxin	MA Wenwei	2,500
KONG Lingkun	MA Wenwei	5,000
LIAO Xingqun	MA Wenwei	2,500
WEN Heng	MA Wenwei	2,500
GUO Yujie	MA Wenwei	2,500
SU Yangxiang	MA Wenwei	500
HAN Xiaohui	MA Wenwei	500
ZHANG Dehui	MA Wenwei	2,500
GAN Yongzhong	MA Wenwei	1,750
ZHUO Dagao	MA Wenwei	950
PU Lixiang	MA Wenwei	1,750
HUANG Renhua	MA Wenwei	750
GUO Yongqiang	MA Wenwei	750
PAN Xiaoling	MA Wenwei	5,000
TANG Dongfang	MA Wenwei	5,000
YIN Zhouhao	MA Wenwei	5,000
LI Xiangli	MA Wenwei	2,500
WU Yue	MA Wenwei	800
CHEN Jiang	MA Wenwei	1,750
TANG Suiming	MA Wenwei	2,500

Appendix 3
Minimum Year of Service Undertaken by Borrowers with HK Highpower

Borrowers	Minimum Year of Service Undertaken with HK Highpower
QIU Yuzhi	Three Years
XIAO Wenjia	Three Years
ZhONG Cheng	Three Years
GONG Haiguan	Five Years
WANG Yuanfei	Three Years
ChEN Dong	Three Years
QIU Yu	Three Years
LIU Wenxin	Five Years
KONG Lingkun	Five Years
LIAO Xingqun	Five Years
WEN Heng	Five Years
GUO Yujie	Five Years
SU Yangxiang	Three Years
HAN Xiaohui	Three Years
ZHANG Dehui	Five Years
GAN Yongzhong	Five Years
ZHUO Dagao	Three Years
PU Lixiang	Three Years
HUANG Renhua	Three Years
GUO Yongqiang	Three Years
PAN Xiaoling	Five Years
TANG Dongfang	Five Years
YIN Zhouhao	Three Years
LI Xiangli	Three Years
WU Yue	Three Years
CHEN Jiang	Three Years
TANG Suiming	Three Years

IN WITNESS WHEREOF, this Agreement is executed as of the date first indicated above.

Lender
this Agreement executed, sealed and delivered)
By: PAN Dangyu	/s/ Pan Dang Yu

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

住址:

Borrower
this Agreement executed, sealed and delivered)
By: QIU Yuzhi	/s/ Qiu Yuzhi

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: XIAO Wenjia	/s/ Xiao Wenjia

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: ZHONG Cheng	/s/ Zhong Cheng

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: GONG Haiguan	/s/ Gong Haiguan

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: WANG Yuanfei	/s/ Wang Yuanfei

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: CHEN Dong	/s/ Chen Dong

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: QIU Yu	/s/ Qiu Yu

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: LIU Wenxin	/s/ Liu Wenxin

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: KONG Lingkun	/s/ Kong Lingkun

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: LIAO Xingqun	/s/ Liao Xingqun

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: WEN Heng	/s/ Wen Heng

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: GUO Yujie	/s/ Guo Yujie

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: SU Yangxiang	/s/ Su Yangxiang

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: HAN Xiaohui	/s/ Han Xiaohui

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: ZHANG Dehui	/s/ Zhang Dehui

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: GAN Yongzhong	/s/ Gan Yongzhong

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: ZHUO Dagao	/s/ Zhuo Dagao

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: PU Lixiang	/s/ Pu Lixiang

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: HUANG Renhua	/s/ Huang Renhua

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: GUO Yongqiang	/s/ Guo Yongqiang

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: PAN Xiaoling	/s/ Pan Xiaoling

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: TANG Dongfang	/s/ Tang Dongfang

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: YIN Zhouhao	/s/ Yin Zhouhao

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: LI Xiangli	/s/ Li Xiangli

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: WU Yue	/s/ Wu Yue

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: CHEN Jiang	/s/ Chen Jiang

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID:

this Agreement executed, sealed and delivered)
By: TANG Suiming	/s/ Tang Suiming

Witness: LIU Jingli	/s/ Liu Jingli
Personal ID: